Exhibit 4.109
English Translation of Chinese Language Document
Contract No.: Column A

Form of Sales Contract of Real Estate in Jiangning District, Nanjing

The contract is signed between
Party A (the Seller): CEEG (Nanjing) Special Transformer Co., Ltd.,
Party B (the Buyer): CEEG (Nanjing) Renewable Energy Co., Ltd.

Excursus Institution      Intermediary:

In the principle of equality, voluntariness, honesty and creditworthiness, both parties reach an agreement and sign the contract with respect to the following sale of real estate.

Article One: Party A sells its house to Party B of its accord, and Party B also fully comprehends the specific conditions of the house, and voluntarily buy and accept the house. The specific conditions of the house are as follows:
(I) Column B

(II) Column C

(III) Please refer to Appendix I for the layout and boundary of the house;

The land use right occupied by the house shall be transferred together with the house, the other related interests as well.

Article Two:  Party A warrants that the ownership and other specific conditions of the house have been truly and fully represented, the house is not subject to any legal recourse of a third party.

Article Three:  Before________, Party B shall pay to Party A a deposit of (currency _____) ________________ (in words), ___________ (in figures).
The above deposit (     ) shall offset the price of the house when Party B pays the balance payment or (     ) shall be refunded by Party A to Party B when____________.

Article Four: The house price is (currency RMB): Column D

Method and time of payment:
Paid by within 60 days after the contract is signed

If Party B fails to pay the house price according to the article, then it shall assume relevant liabilities for breach of contract according to the following stipulation:
(×) If Party B fails to pay the house price in due time, penalty equivalent to______/10,000 of the outstanding house price payable should be paid for each day delay;

(×) If _______ days overdue, and outstanding house price payable exceeds _____ , Party A has right to terminate the contract. After___ days of contract termination, party A refund house price received to Party B, deposit received excluded; Party B has the right to request Party B to pay penalty , ___% of total house price.

Article Five: Both parties agree that the house is formally delivered to Party B as the contract comes into effect. Party A shall evacuate the house before delivering the house formally.
Within 30 days after the contract comes into effect formally, both parties shall apply to the department concerned for proceedings of changing the owner’s name for the relevant auxiliary facilities and relevant rights and interests
Party A shall transfer its household relationship originally registered under the house out before _________.

If Party A fails to fulfill the above obligations according to the article, then it shall assume the relevant liabilities for breach of contract according to the following stipulation:

(×    ) If Party A fails to deliver the house on schedule, a penalty equivalent to_____/10,000 of the total house price shall be paid for each day of delay;
(         ) If the auxiliary facilities or decoration/refurnishing of the house delivered by Party A do not conform to the relevant agreement, it shall make due compensation according to the () agreed value, (√) appraised value, ( ) market price of the nonconforming part.
(×    ) If Party A fails to deliver the house _______days overdue, Party B shall have the right to terminate the contract. Within ______days after Party B terminates the contract, Party A shall refund to Party B the house price and twice of the deposit received, and pay to Party B a penalty equivalent to ______% of the total house price.

Article Six: Both parties confirm that, all the legitimate co-owners of the house have agreed to sell the house to Party B in a written form, though they are not recorded in the ownership certificate of the house.

Article Seven:  Both parties agree to jointly apply to Housing Ownership Registration Authority for registering the transfer of the ownership of the house within 30 days after the contract comes into effect, and apply to the land administration for changing the ownership of the land use right of the house according to relevant rules after Party B receives the House Ownership Certificate.
The owner of the land use right of the house shall be changed according to the following agreement:
(√    ) The land use right of the house is acquired by means of transfer. The rights recorded in the land use right certificate and the rights and obligations of the relevant transfer contract shall be transferred to Party B altogether.
(         ) The land use right of the house is acquired by allocation. According to relevant rules, land transfer fund or revenue of the land shall be paid for the transfer. Both parties agree that the expenses shall be () paid by Party A   ( ) paid by Party B.

Unless otherwise agreed upon in Clause Two of the article, the tax that should be paid for above proceedings shall be (   √  ) paid by Party A and Party B respectively according to relevant national rules  ( ) paid by Party A or ( ) paid by Party B.

Article Eight：Party A and Party B apply to Housing Ownership Registration Authority for ownership transfer registration, if approved, the application time proposed by both parties shall be deemed to be the housing rights transfer time.

Article Nine:   The risks of the house (including destruction, damage and loss) shall be transferred to Party B (__) since the house is delivered formally; (√   ) on the day when the rights of the house are transferred.

Article Ten: If the house is subject to movement and demolition within _______months after the housing rights are transferred, Party A and Party B treat as followings (demolition time is up to relocation time)
None

Article Eleven:   When the house is delivered formally, relevant incidental expenses, including the expenses of property management, water, electricity, fuel gas, cable TV and telecommunication shall be processed as follows:
None

Article Twelve：For any matter unmentioned herein, both parties can separately sign supplementary articles or a supplementary contract, both of which, together with the appendixes of the contract, consititute an integral part of the contract.

Article Thirteen: The contract shall come into effect (√ ) from the day when both parties sign it ( ) from the day_____________.

Article Fourteen: For any dispute arising during the performance of the contract by both parties, both parties shall try to settle it through consultation. If such dispute cannot be settled through consultation, (     ) it shall be submitted to Nanjing Arbitration Committee for arbitration; (√) bring a lawsuit to the people’s court.

Article Fifteen:   The contract shall be in quintuplicate. Party A and Party B shall hold one copy respectively, and one copy shall be submitted to Housing Ownership Registration Authority when both parties apply to the authority for registering the transfer of the ownership of the house.

Article Sixteen:   Both parties have reached an agreement over the following supplementary articles:
None

Appendix One:    The Layout and Boundary of the House
Appendix Two:        Such Relationships as Lease, Mortgage and Adjacency and relevant solutions

Lease, mortgage and other has not been set up herein.
Appendix Three:   Indoor Auxiliary Facilities and Decoration
(I) Auxiliary Facilities:
1.	Water
2.	Electricity
3.	Fuel gas
4.	Cable TV
5.	Telecommunication
6.	Others
(II) Decoration:
Please refer to the Real Estate Appraisal Report with respect to the specific indoor auxiliary facilities and decoration.

(No text in the page)

Party A (Signature or seal) /s/	Party A (Signature or seal) /s/
Certificate/ ID card number	Certificate/ ID card number
Legal representative	Legal representative
Address:	Address:
Telephone:	Telephone:
Attorney (Signature or seal):	Attorney (Signature or seal):
Signing date:	Signing date:

Registration Authority (Signature or seal)	__yy_mm_dd

Excursus (Applicable only to the transaction concluded through an intermediary)
The brokerage institution and its broker that offer services to both parties are as follows:

Brokerage institution (Signature or seal):
Number of qualification certificate:
Broker (Signature or seal):
Number of qualification certificate:
The major contents of services:

Special Reminder and Supplementary Agreement on the Area Difference
For reasons that of National Real Estate Measurement Norm adjusts, there may exist a significant difference between the area recorded in the House Ownership Certificate being held by Party A now and the area recorded in the House Ownership Certificate to be received by Party B after the transaction. To prevent the area difference from causing any dispute after the transaction, the Housing and Urban-Rural Construction of Jiangning District, Nanjing will re-measure the area free of charge for both the buyer and the seller upon application before the transfer of ownership (The re-measurement shall be completed within two days; there is a service window for measurement and surveying in the transaction hall).

Both parties have a full understanding and prediction toward the area difference of the above-mentioned house. Through friendly negotiation, both parties reach an agreement to deal with the area difference with No.1 method as following:
1. The price of the house transacted between both parties shall be calculated on the basis of unit. Both parties are willing to apply for ownership registration based on the area re-measurement result of Housing Surveying Department, and the house price agreed upon in the Sales Contract of Real Estate of Nanjing shall not be readjusted.
2. The construction area of the house recorded in the re-measurement result by Housing Surveying Department is _________square meters. Both parties agree to apply for ownership registration based on the area re-measurement result, and adjust the house price agreed upon in the Sales Contract of Real Estate of Nanjing to be RMB ____________, and take the adjusted house price as the declared value to be submitted to Housing Ownership Registration Authority.
3.

Party A (Seller) /s/	Party B (Buyer): /s/
Date	Date

No.	Column A	Column B	Column C	Column D
1.	XMO11026	Location: Building 12, No. 6, Shuige Road, Moling Street, Jiangning District, Nanjing; Construction Area: 22712.75m², Usage: . Plant	The House Ownership Certificate No.: NFQZJCZ No. JN00193188, Plot Number 11233010-XXVIII	Forty seven Million and Nine Hundred and Ninety Nine Thousand, and one Hundred Hundred(in words), 47,999,100 (in figures)

2.	XMO11027	Location: Building 11, No. 6, Shuige Road, Moling Street, Jiangning District, Nanjing; Construction Area: 2057.22m², Usage: . Auxiliary room	The House Ownership Certificate No.: NFQZJCZ No. JN00193187, Plot Number 11233010-XXX	Two Million and Two Hundred and Forty Five Thousand, Five Hundred(in words) , 2,245,500 (in figures)